Exhibit 99.1

Bonanza Creek Energy Announces Completion of Merger with HighPoint Resources

DENVER, April 1, 2021 /Globe Newswire/ - Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company" or "Bonanza Creek") today announced the successful completion of its merger with HighPoint Resources Corporation (NYSE: HPR) (“HighPoint”). The transaction was unanimously approved by the board of directors of each company, and was previously approved by Bonanza Creek stockholders and HighPoint stockholders at special meetings held independently on March 12, 2021. Further details regarding the transaction can be found in the report on Form 8-K that Bonanza Creek will file with the Securities and Exchange Commission today.

Eric Greager, President and Chief Executive Officer, commented, “Today is an exciting day for Bonanza Creek. We sincerely appreciate the tireless efforts of the Bonanza Creek and HighPoint teams in getting this transaction closed. The combination creates a company of scale in the rural DJ Basin, and a business capable of delivering significant and sustainable levered free cash flow. We look forward to providing guidance for the combined company on Monday, April 5, and continuing discussions with all our stakeholders.”

Brian Steck, Chairman of the Bonanza Creek Board, added, “The closing of the HighPoint transaction also signifies transitions at the Board level as we welcome two new independent directors, Audrey Robertson and Jim Craddock. Audrey and Jim bring with them extensive oil and gas experience that will contribute to future strategic discussions for Bonanza Creek.”

Steck continued, “This transition also marks the conclusion of Scott Vogel and Jack Vaughn’s time on the Bonanza Creek Board. Scott and Jack have served on the Board for nearly four years and have provided invaluable strategic, financial, and operating insights to Board discussions, and have contributed significantly to Bonanza Creek’s success during this time. On behalf of the entire Board, I would like to thank them for their contributions and service and wish them luck in their future endeavors.”

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County, Colorado, within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements and Cautionary Statements

Certain statements in this document concerning the merger, including any statements regarding the results, effects, benefits and synergies of the merger, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Bonanza Creek’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; the diversion of management time on merger-related issues; the ultimate timing, outcome and results of integrating the operations of Bonanza Creek and HighPoint; the effects of the business combination of Bonanza Creek and HighPoint, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the consummation of the merger. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially can be found in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available from the Company’s website at www.bonanzacrk.com under the “For Investors” tab, (ii) in other documents the Company files with the SEC and (iii) HighPoint’s Annual Report on Form 10-K for the year ended December 31, 2020 attached to the Company’s report on Form 8-K filed on March 1, 2021.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Bonanza Creek does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

For further information contact:

Scott Landreth

Senior Director, Finance & Investor Relations and Treasurer

720-225-6679

slandreth@bonanzacrk.com

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